Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Investor Relations

Telephone: 712.732.4117

Meta Financial Group, Inc. Receives NASDAQ Staff Determination Letter

Company Intends to Appeal Determination and Expects to Regain Compliance

With NASDAQ Marketplace Rules

Storm Lake, Iowa — February 25, 2008 — Meta Financial Group, Inc. (NASDAQ Global Select Market “CASH”), today announced that it received a NASDAQ Staff Determination letter, dated February 20, 2008, notifying the company that it has not complied with NASDAQ Marketplace Rule 310(c)(14) due to its failure to timely file its Quarterly Report on Form l0-Q for the quarter ended December 31, 2007 with the Securities and Exchange Commission (“SEC”).  Consequently, Meta Financial Group’s common stock is subject to delisting from the NASDAQ Global Select Market. This notification is standard when any NASDAQ-listed company fails to file a periodic report with the SEC in a timely manner.

The company’s delay in filing its first quarter Form 10-Q is the result of the company’s previous independent accountants, McGladrey & Pullen LLP (“McGladrey”), not standing for re-election. As previously reported, McGladrey did not stand for re-election due to contracts entered into by the company’s Meta Payment Systems division with H&R Block, as previously disclosed in the company’s Form 8-K filing on January 16, 2008.  H&R Block is affiliated with McGladrey.

In accordance with NASDAQ rules, Meta Financial Group intends to appeal the Staff’s determination and address its plan for regaining compliance with NASDAQ Marketplace Rules at a hearing before a NASDAQ Listing Qualifications Panel, which is currently scheduled for April 3, 2008.  The company’s common stock will remain listed and continue to trade on the NASDAQ Global Select Market pending a decision by the Panel.

The company is currently in the process of engaging a successor independent accounting firm and intends to file its Form 10-Q promptly upon completion of that process and that firm’s review of its first quarter financial statements.

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank, MetaBank West Central, and Meta Trust Company®.  MetaBank is a federally-chartered savings bank with four market areas:  Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems prepaid debit card division.  MetaBank West Central is a state-chartered commercial bank in the West Central Iowa Market.  Sixteen banking offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

The Company and its wholly-owned subsidiaries, MetaBank, MetaBank West Central, and Meta Trust Company, may from time to time make written or oral “forward-looking statements,” including statements contained in this release and in its filings with the Securities and Exchange Commission, in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.  Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services, such as those offered by the Meta Payment Systems division; credit quality and adequacy of reserves; technology; and our employees.  The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services laws and regulations; technological changes; acquisitions; litigation; changes in consumer spending and savings habits; the success of the Company at managing and collecting assets of borrowers in default and managing risks involved in its litigation; the results of the Company’s investigation into an alleged defalcation by a former employee and other matters; costs, risks and liabilities associated with the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2007; and the ability of the Company to regain compliance with NASDAQ Marketplace Rules and have its common stock continue to be listed on the NASDAQ Global Select Market.

The foregoing list of factors is not exclusive.  Additional discussion of factors affecting the Company’s business and prospects is contained in the Company’s periodic filings with the SEC.  The Company does not undertake, and expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.